UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 12, 2021

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share; Common stock traded on the New York Stock Exchange ; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced on May 11, 2021, Paper Excellence and Domtar Corp. (NYSE: UFS) (TSX: UFS) will enter into a strategic business combination under which the Paper Excellence group of companies will acquire all of the issued and outstanding shares of Domtar common stock for $55.50 per share, in cash. The transaction is still expected to close in the second half of this year, subject to Domtar shareholder approval, receipt of the required regulatory approvals and other customary closing conditions. Domtar has scheduled its virtually-held special meeting of stockholders on July 29, 2021, at 9:00 a.m. Eastern Time.

On July 9, 2021, Paper Excellence, announced that Paper Excellence and its subsidiaries have received a debt commitment letter from leading financial institutions for the commitment of an aggregate of $1.95 billion of financing. The $1.95 billion in financing consists of a five-year senior secured asset-based revolving facility in the aggregate principal amount of $400 million; a seven-year senior secured term loan facility in an aggregate principal amount of $775 million; and a seven-year senior secured bridge facility in an aggregate principal amount of $775 million. Paper Excellence announced that the proceeds of this financing are expected to be used to consummate the acquisition of Domtar by Paper Excellence and other transactions contemplated by that acquisition. This may include an offer to purchase and/or solicitation of waivers of the change of control provisions with respect to the existing notes of Domtar and/or a change of control offer to purchase the existing notes of Domtar after the consummation of the acquisition, if necessary.

Paper Excellence announced that the commitments under the previously-referenced debt commitment letter expire upon the date that is five business days after the latest end date in the merger agreement (which is February 10, 2022 (subject to extension)) or, if earlier, (a) the date on which the merger agreement has terminated in accordance with its terms and/or (b) the date of the consummation of the merger and payment of the consideration therefor and related transactions (but not, for the avoidance of doubt, prior to the consummation thereof) with or without the funding or effectiveness of the applicable facilities. The definitive documentation governing the debt financing has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described above.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Karta Halten B.V. In connection with the proposed merger, Domtar has filed a definitive proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement and Domtar’s other filings with the SEC may also be obtained from Domtar. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

PARTICIPANTS IN THE MERGER SOLICITATION

Domtar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Domtar’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this article, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Domtar and Parent. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 12, 2021